EXHIBIT 5.1

                                      Ina P. Kagel
                                    Attorney At Law
                         1801 CENTURY PARK EAST, 25TH FLOOR
                           LOS ANGELES, CALIFORNIA 90067
                             TELEPHONE: ( 310) 553-9009
                               FACSIMILE: (310) 553-9693





                                     May 28, 2002




Internet Business's International, Inc.
3900 Birch Street
Suite 103
Newport Beach, California 92660

Re: Registration Statement on Form S-8 Covering Common Stock to be Issued Pursuant to the 2002 Retainer Stock Plan for Consultants

Gentlemen:

     As counsel for Internet Business's International, Inc. (the "Company") I have participated in the preparation of the Registration Statement which is to be filed on Form S-8 under the Securities Act of 1933, as amended, covering an aggregate of 8,000,000 of the Company's shares of Common Stock (the Shares) to be issued pursuant to the Company's 2002 Retainer Stock Plan for Consultants (the "Plan". I have also examined the proceedings taken and the instruments executed in connection with the approval by the Board of Directors of the Plan.

It is my opinion that, when issued pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Ina P. Kagel
INA P. KAGEL